Exhibit 99.1

Affinity Gaming Announces Closings of its Sale of its Slot Route and Pahrump and Searchlight Casinos, and Acquisition of Golden Casino Real Estate in Black Hawk, Colorado

Las Vegas, NV — March 1, 2012 — Affinity Gaming, LLC (the “Company”) announced today that it has closed two separate transactions through which it sold all of its slot machine route operations, as well as three casinos in Pahrump and Searchlight, Nevada, and acquired the real estate of three casinos in Black Hawk, Colorado.

On Monday, February 27, 2012, the Company sold its casino in Searchlight, Nevada, and the portion of its slot route operations relating solely to the Terrible Herbst convenience stores to JETT Gaming, LLC, a Las Vegas-based slot route operator.  On Wednesday, February 29, 2012, the Company sold the remaining bulk of its slot route operations, as well as its two Pahrump, Nevada casinos, to Golden Gaming, Inc., a Las Vegas-based casino, tavern and slot route operator.  In addition, as part of the transaction with Golden Gaming, the Company acquired the land and buildings of the Golden Mardi Gras Casino, Golden Gates Casino and Golden Gulch Casino — all located in Black Hawk, Colorado — and simultaneously leased the casinos back to Golden Gaming until such time that the Company gains approval for gaming licenses in Colorado.  The license approvals are anticipated in the second half of 2012.

“We are pleased to have completed the transactions we announced last September, which follows our strategic plans of focusing on our core assets and operating strengths while diversifying our geographic footprint,” said David D. Ross, Chief Executive Officer of Affinity Gaming.  “We look forward to completing the gaming licensing process in Colorado, and welcoming the Golden Casino Colorado properties to the Affinity Gaming family.  The acquisition of the Black Hawk properties allows us to expand our network of locals-oriented casinos catering to middle America, an area that we have had great success with over the past several years.  We believe that the Black Hawk casinos and their employees will be an excellent fit for our organization, and we look forward to putting our management expertise to work in serving the Black Hawk customers.”

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company.  As of March 1, 2012, the Company’s casino operations consisted of 12 casinos, nine of which are located in Nevada, two in Missouri and one in Iowa.  The Company also is the landlord of three additional casinos in Colorado and expects to be licensed to operate those casinos in the second half of 2012.  Additionally, Affinity Gaming has entered into a consulting agreement to support the operations of the Rampart Casino at the J.W. Marriott Resort in Las Vegas.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects”, “projects,” “may,” “will” or “should” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties, and similar references to future periods.  These statements are based on management’s current expectations and assumptions about the industries in which the Company operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risk and uncertainties described in the Company’s most recent Annual Report on Form 10-K, including under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”  The Annual Report on Form 10-K can be accessed through the “Corporate Information” section of the Company’s website at www.affinitygamingllc.com.  The

Company disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Contact

Affinity Gaming, LLC

David D. Ross, Chief Executive Officer

(702) 889-7625

Affinity Gaming, LLC

J. Christopher Krabiel, Chief Financial Officer and Treasurer

(702) 889-7654